                                                                    EXHIBIT 99.1

                            WYNTEK DIAGNOSTICS, INC.
                         INDEX TO FINANCIAL STATEMENTS

Independent Accountants' Report.............................     D-1

Audited Financial Statements--Years ended December 31, 1999
  and 2000

Balance Sheets..............................................     D-2
Statements of Income........................................     D-3
Statements of Changes in Stockholders' Equity...............     D-4
Statements of Cash Flows....................................     D-5
Notes to Financial Statements...............................     D-6

Unaudited Condensed Financial Statements--three month period ended March 31, 2001

Condensed Balance Sheet.....................................    D-13
Condensed Statements of Income..............................    D-14
Condensed Statements of Cash Flows..........................    D-15
Notes to Condensed Financial Statements.....................    D-16

                            WYNTEK DIAGNOSTICS, INC.

                              FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2000 AND 1999
                          AND FOR THE YEARS THEN ENDED

                       TOGETHER WITH ACCOUNTANTS' REPORT

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors and Stockholders of Wyntek Diagnostics, Inc.

    We have audited the accompanying balance sheets of Wyntek Diagnostics, Inc. (a California corporation) as of December 31, 2000 and 1999, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wyntek Diagnostics, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ McKay, Carne, Buniva & Lazarus LLP

San Diego, California
January 31, 2001

                            WYNTEK DIAGNOSTICS, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                                                 2000          1999
                                                              -----------   ----------
Current assets:
  Cash and cash equivalents, primarily interest bearing.....  $ 3,675,444   $2,590,707
  Accounts receivable, net of allowance for doubtful
    accounts of $40,000 and $30,000 at December 31, 2000 and
    1999, respectively......................................    3,895,058    2,039,172
  Inventory.................................................    1,238,734      706,887
  Prepaid income taxes......................................      245,351           --
  Deferred tax assets.......................................      229,000           --
  Prepaid expenses..........................................       70,865       37,513
                                                              -----------   ----------
      Total current assets..................................    9,354,452    5,374,279
Property and equipment, net.................................    1,706,854      564,251

Other assets:
  Deferred tax assets.......................................           --      114,000
  Other, primarily deposits.................................       45,304        5,237
                                                              -----------   ----------
      Total assets..........................................  $11,106,610   $6,057,767
                                                              ===========   ==========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   627,564   $  216,150
  Dividends payable.........................................      412,523           --
  Accrued payroll, bonuses, and related costs...............    1,038,418      652,260
  Accrued research and development..........................      612,500      400,000
  Accrued royalties.........................................      258,300      176,202
  Income taxes payable......................................           --       36,979
  Accrued expenses and other liabilities....................       92,920      162,224
                                                              -----------   ----------
      Total liabilities.....................................    3,042,225    1,643,815
                                                              -----------   ----------
Commitments

Stockholders' equity:
  Common stock, no par value--5,000,000 shares authorized,
    4,125,234 and 4,105,545 shares issued and outstanding,
    at December 31, 2000 and 1999, respectively.............    3,357,332    3,189,975
  Retained earnings.........................................    4,707,053    1,223,977
                                                              -----------   ----------
      Total stockholders' equity............................    8,064,385    4,413,952
                                                              -----------   ----------
      Total liabilities and stockholders' equity............  $11,106,610   $6,057,767
                                                              ===========   ==========

   The accompanying notes are an integral part of these financial statements.

                            WYNTEK DIAGNOSTICS, INC.
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                 2000          1999
                                                              -----------   ----------
Sales revenue...............................................  $17,546,154   $9,118,189
Cost of goods sold, including royalties of $694,000 and
  $501,000
  during 2000 and 1999, respectively........................    8,456,663    3,318,730
                                                              -----------   ----------
Gross profit................................................    9,089,491    5,799,459
                                                              -----------   ----------
Operating expenses:
  Selling and delivery......................................      814,769      554,692
  Research and development..................................    1,686,187    1,981,471
  General and administrative--other.........................      742,431      690,830
                                                              -----------   ----------
      Total operating expenses..............................    3,243,387    3,226,993
                                                              -----------   ----------
Income from operations......................................    5,846,104    2,572,466
Other income and expense:
  Interest income...........................................      257,495       85,467
  Interest expense..........................................           --       (1,606)
                                                              -----------   ----------
Income before provision for income taxes....................    6,103,599    2,656,327
Provision for income taxes..................................    2,208,000      647,000
                                                              -----------   ----------
Net income..................................................  $ 3,895,599   $2,009,327
                                                              ===========   ==========
Earnings per share:
  Basic.....................................................  $       .95   $      .49
                                                              ===========   ==========
  Diluted...................................................  $       .87   $      .46
                                                              ===========   ==========

   The accompanying notes are an integral part of these financial statements.

                            WYNTEK DIAGNOSTICS, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                     COMMON STOCK         RETAINED EARNINGS/
                                                -----------------------      (ACCUMULATED
                                                  SHARES       AMOUNT          DEFICIT)          TOTAL
                                                ----------   ----------   ------------------   ----------
Balance--December 31, 1998....................   4,037,279   $2,935,111       $ (785,350)      $2,149,761
Common stock issued to:
  401(k) retirement savings plan..............       6,653       36,597               --           36,597
  Employees as compensation...................      26,513      145,822               --          145,822
  Stock options exercised.....................      35,100       72,445               --           72,445
Net income....................................          --           --        2,009,327        2,009,327
                                                ----------   ----------       ----------       ----------
Balance--December 31, 1999....................   4,105,545    3,189,975        1,223,977        4,413,952
Common stock issued to:
  401(k) retirement savings plan..............       7,655       65,068               --           65,068
  Employees as compensation...................      12,034      102,289               --          102,289
Net income....................................          --           --        3,895,599        3,895,599
Dividends ($.10 per share)....................          --           --         (412,523)        (412,523)
                                                ----------   ----------       ----------       ----------
Balance--December 31, 2000....................   4,125,234   $3,357,332       $4,707,053       $8,064,385
                                                ==========   ==========       ==========       ==========

   The accompanying notes are an integral part of these financial statements.

                            WYNTEK DIAGNOSTICS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                 2000          1999
                                                              -----------   ----------
Cash flows provided by operating activities:
  Net income................................................  $ 3,895,599   $2,009,327
  Adjustments to reconcile net income to cash provided by
    operating activities:
      Deferred tax credit...................................     (115,000)    (114,000)
      Depreciation and amortization.........................      265,744      341,103
      Changes in assets and liabilities:
        Accounts receivable.................................   (1,855,886)    (588,728)
        Inventory...........................................     (531,847)    (285,268)
        Prepaid expenses and other assets...................      (73,419)       4,723
        Accounts payable....................................      275,733      (22,566)
        Accrued research and development....................      212,500      400,000
        Accrued expenses and other liabilities..............      283,979      696,346
                                                              -----------   ----------
          Cash provided by operating activities.............    2,357,403    2,440,937
                                                              -----------   ----------
Cash flows used by investing activities:
  Property additions........................................   (1,272,666)     (96,863)
                                                              -----------   ----------
Cash flows used by financing activities:
  Principal repayments on notes payable and capitalized
    lease obligations.......................................           --      (41,255)
                                                              -----------   ----------
Increase in cash and cash equivalents.......................    1,084,737    2,302,819
Cash and cash equivalents--beginning of year................    2,590,707      287,888
                                                              -----------   ----------
Cash and cash equivalents--end of year......................  $ 3,675,444   $2,590,707
                                                              ===========   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest expense........................................  $        --   $    1,600
                                                              ===========   ==========
    Income taxes............................................  $ 2,605,000   $  724,000
                                                              ===========   ==========

   The accompanying notes are an integral part of these financial statements.

                            WYNTEK DIAGNOSTICS, INC.
                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

NOTE 1--DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    Wyntek Diagnostics, Inc. (the "Company") is located in San Diego, California and was incorporated in the state of California in October, 1994 with the goal of becoming the recognized leader in supplying low cost, high quality, point-of-care medical diagnostics/supplies worldwide. As of December 31, 2000, the Company had received approval for the sale and distribution of several diagnostics tests and was in the process of developing other diagnostic products.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

    The Company's accounting and reporting policies conform with generally accepted accounting principles.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting of amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Net income and comprehensive income are the same for both years.

    A summary of the significant accounting and reporting policies applied in the preparation of the accompanying financial statements is as follows:

(A) Cash and Cash Equivalents:

    The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    At December 31, cash and cash equivalents consisted of the following:

                                                                             2000         1999
                                                                          ----------   ----------
              Bank:
              Non interest bearing (checks issued in advance of
                deposits)...............................................  $ (533,110)  $   (2,638)
              Interest bearing..........................................       1,033      127,529
              Highmark diversified obligation fund (money market mutual
                fund)...................................................       7,521    2,465,816
              Commercial paper issued by a bank, 6.5% interest rate,
                maturing
                January 3, 2001.........................................   4,200,000           --
                                                                          ----------   ----------
                                                                          $3,675,444   $2,590,707
                                                                          ==========   ==========

    The balances in the money market mutual fund and commercial paper are not insured by the Federal government.

                            WYNTEK DIAGNOSTICS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)
(B) Inventory:

    Inventory is stated at the lower of cost or market using the first-in, first-out method. At December 31, inventory consisted of the following:

                                                           2000        1999
                                                        ----------   --------
Raw materials.........................................  $  939,243   $501,385
Work-in-process.......................................     253,767    164,844
Finished goods........................................      45,724     40,658
                                                        ----------   --------
                                                        $1,238,734   $706,887
                                                        ==========   ========

(C) Property and Equipment:

    Property and equipment is stated at cost, less accumulated depreciation. For financial reporting purposes, the Company uses accelerated depreciation methods over the remaining useful lives of the assets.

(D) Research and Development:

    Research and development costs are expensed as incurred, and included $937,975 and $690,111 of salaries and related payroll costs for 2000 and 1999, respectively.

    During 1998, the Company entered into an agreement with another company, which is expected to supply certain end user diagnostic equipment in connection with a test under development. Among other things, the Company has committed to acquire certain quantities of the diagnostic equipment at specified prices.

(E) Advertising:

    Costs related to advertising are expensed as incurred and are classified as selling and delivery expenses. These costs were $128,000 and $72,000 during 2000 and 1999, respectively.

(F) Major Customers and Royalties:

    The Company conducts a significant portion of its business with other pharmaceutical and diagnostic companies under manufacture, distribution and/or license agreements. Among other things, these agreements contain pricing and quantity amounts and may provide for the payment of royalties.

                            WYNTEK DIAGNOSTICS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED) Major customers accounted for a significant amount of the sales revenue and year end accounts receivable balances. The following summarizes activity with the major customers during each year.

                                                                  2000                    1999
                                                         ----------------------   ---------------------
                                                                       PERCENT                 PERCENT
                                                           AMOUNT      OF TOTAL     AMOUNT     OF TOTAL
                                                         -----------   --------   ----------   --------
            Sales
              Customer #1..............................  $10,667,000     61%      $4,337,000     48%
              Customer #2..............................    5,035,000     29%       2,970,000     33%

            Accounts receivable balance at December 31
              Customer #1..............................  $ 2,360,000     60%      $  997,000     49%
              Customer #2..............................    1,138,000     29%         801,000     39%

(G) Certain amounts for 1999 have been reclassified to conform with the 2000 presentation.

NOTE 3--PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following as of December 31:

                                                          2000         1999
                                                       ----------   ----------
Equipment, office furniture, and fixtures............  $1,644,942   $  974,179
Leasehold improvements...............................     164,326      259,945
Construction/acquisitions in process.................     610,103       36,846
                                                       ----------   ----------
                                                        2,419,371    1,270,970
Less accumulated depreciation........................    (712,517)    (706,719)
                                                       ----------   ----------
                                                       $1,706,854   $  564,251
                                                       ==========   ==========

    During 1999, management of the Company decided to move to an expanded location, which was prior to the termination of the lease existing at that time. Accordingly, the depreciation for leasehold improvements was accelerated to cover the remaining period of expected use, which was April, 2000. The effect of this decision was to increase depreciation expense during 1999 by approximately $104,000.

NOTE 4--RETIREMENT PLAN

    The Company has adopted a 401(k) retirement savings plan covering substantially all employees who meet age and service requirements. As part of the plan, the Company makes a matching contribution up to 6% of the eligible employees' salaries. The matching percentage is computed based on a formula containing sales revenue as a factor. The Company's contributions for 2000 and 1999 were approximately $67,000 and $65,000, respectively.

                            WYNTEK DIAGNOSTICS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

NOTE 5--INCOME TAXES

    The components of the provisions for income taxes were as follows:

                                             FEDERAL     CALIFORNIA     TOTAL
                                            ----------   ----------   ----------
2000
Current tax expense.......................  $1,879,000   $ 444,000    $2,323,000
Deferred tax (benefit)/provision..........    (116,000)      1,000      (115,000)
                                            ----------   ---------    ----------
                                            $1,763,000   $ 445,000    $2,208,000
                                            ==========   =========    ==========

                                             FEDERAL     CALIFORNIA     TOTAL
                                            ----------   ----------   ----------
1999
Current tax expense.......................  $  904,000   $ 236,000    $1,140,000
Deferred tax benefit......................     (87,000)    (27,000)     (114,000)
                                            ----------   ---------    ----------
                                               817,000     209,000     1,026,000
Reduction of valuation allowance due to
  utilization of net operating loss and
  tax credit carryforwards................    (225,000)   (154,000)     (379,000)
                                            ----------   ---------    ----------
                                            $  592,000   $  55,000    $  647,000
                                            ==========   =========    ==========

    At December 31, 1998, the Company had approximately $379,000 of deferred tax assets relating to net operating loss and tax credit carryforwards, all of which has been offset by a valuation allowance. The valuation allowance was reduced by $379,000 during 1999, primarily due to the utilization of the net operating losses and tax credit carryforwards. At December 31, 2000, and 1999, there were no remaining balances in the valuation allowance.

    The following reconciles the provision for income taxes to the amount of income tax expense that would result from applying the Federal statutory tax rates to pretax income:

                                                                2000           1999
                                                              --------       --------
Federal statutory rate......................................    34.0%          34.0%
State taxes.................................................     5.8            5.8
Research and development credits............................    (2.0)          (2.3)
Reduction in valuation allowance............................      --          (14.3)
Other.......................................................    (1.6)           1.2
                                                                ----          -----
Provision for income taxes..................................    36.2%          24.4%
                                                                ====          =====

    At December 31, 2000, temporary differences consisted primarily of state income taxes and accrued vacation. Approximately 85% of the deferred tax asset at December 31, 2000 relates to state income taxes.

NOTE 6--COMMON STOCK

    The Company has reserved 600,000 shares of its authorized common stock for issuance under its 1996 stock option plan. The shares are issuable under 1) the Company's non qualified stock option

                            WYNTEK DIAGNOSTICS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

NOTE 6--COMMON STOCK (CONTINUED)
plan or, 2) the Company's incentive stock option plan (ISO's). The Company accounts for stock-based compensation under Financial Accounting Standards Board Statement #123 using the fair value based method. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. The Company has ISO's outstanding and is recognizing the related compensation over 3 years, which is the vesting period.

    The following will summarize information relating to the ISO's for 2000 and 1999:

                                                               OUTSTANDING AT DECEMBER 31,
                                                              -----------------------------
                                                                  2000            1999
                                                              -------------   -------------
Number of options to purchase 1 share of stock..............     556,975         503,034
Weighted average exercise price per share...................      $2.31           $1.79
Range of exercise prices for outstanding options (per
  share)....................................................   $1.00-$8.50     $1.00-$5.50
Options exercisable:
  Shares....................................................     469,834         451,034
  Weighted average exercise price...........................      $1.57           $1.46
  Weighted average remaining contractual life...............    3.4 Years       4.2 Years

    In 2000 and 1999, 53,941 and 36,000 options, respectively, were issued to purchase an equivalent number of shares of the Company's common stock. In 1999, 35,100 shares were exercised. None were exercised during 2000. No shares were forfeited or options expired during either year.

    The following information is provided for options issued during 2000 and 1999:

                                                                 2000                    1999
                                                         ---------------------   ---------------------
                                                         WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                         AVERAGE     AVERAGE     AVERAGE     AVERAGE
                                                         EXERCISE   FAIR VALUE   EXERCISE   FAIR VALUE
                                                          PRICE     OF OPTIONS    PRICE     OF OPTIONS
                                                         --------   ----------   --------   ----------
Options for which exercise price equaled the market
  price
  of the stock at the grant date.......................   $7.19        $1.18      $5.50        $.90
                                                          -----        -----      -----        ----
Options for which exercise price exceeded the market
  price
  of the stock at the grant date.......................      --           --         --          --
All options............................................   $7.19        $1.18      $5.50        $.90
                                                          -----        -----      -----        ----

    The following assumptions were used during 2000 and 1999 to estimate the value of the options:

                                                                2000       1999
                                                              --------   --------
Risk-free interest rate.....................................    6%         6%
Expected life in years......................................    3          3
Expected volatility and dividends...........................   None       None

    Total compensation cost recognized for stock options issued in 2000 and 1999 was $45,938 and $28,309, respectively.

                            WYNTEK DIAGNOSTICS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

NOTE 7--COMMITMENTS

    The Company operates from leased facilities. Under terms of the lease agreement, the Company is obligated to make the following minimum lease payments:

YEAR                                                            AMOUNT
----                                                          ----------
2001........................................................  $  409,700
2002........................................................     484,200
2003........................................................     503,600
2004........................................................     523,800
2005........................................................     544,700
2006........................................................     566,500
2007........................................................     487,700
                                                              ----------
                                                              $3,520,200
                                                              ==========

NOTE 8--PRODUCT REPLACEMENTS

    In February, 2000, management of the Company determined that certain products sold in late 1999 and early 2000 did not meet their quality specifications. The costs related to replacing the product sold in 1999 were estimated to be approximately $150,000 and were included in the accompanying 1999 statement of income in cost of goods sold. The replacement of products relating to year 2000 sales was estimated to cost an additional $781,000; $452,000 and $329,000 were included in cost of sales, and research and development, respectively, in 2000.

NOTE 9--RELATED PARTY TRANSACTIONS

    The Company purchases certain raw materials from an entity that has management and ownership interests in common with the Company. The Company purchased approximately $922,000 and $236,000 of materials from this affiliate during the years ended December 31, 2000 and 1999, respectively. Accounts payable included amounts payable to this affiliate of approximately $114,000 and $21,000 at December 31, 2000 and 1999, respectively.

NOTE 10--EARNINGS PER SHARE

    Basic earnings per share for each period is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflects the dilutive effect of additional shares of common stock that could be issued upon the exercise of outstanding stock options, as more fully described in Note 6.

    The following shows the determination of income for the purpose of earnings per share computations:

                                                          2000         1999
                                                       ----------   ----------
Net income...........................................  $3,895,599   $2,009,327
                                                       ==========   ==========

                            WYNTEK DIAGNOSTICS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 2000 AND 1999

NOTE 10--EARNINGS PER SHARE (CONTINUED)
    The following shows the determination of number of shares used in the earnings per share computations:

                                                           2000        1999
                                                         ---------   ---------
Weighted average number of shares outstanding..........  4,120,312   4,088,479
Net number of shares issued on the assumed exercise of
  stock options........................................    367,725     315,647
                                                         ---------   ---------
Number of shares used in the computation of diluted
  earnings per share...................................  4,488,037   4,404,126
                                                         =========   =========

                    UNAUDITED CONDENSED FINANCIAL STATEMENTS
                            WYNTEK DIAGNOSTICS, INC.
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               MARCH 31,    DECEMBER 31,
                                                                 2001           2000
                                                              (UNAUDITED)     (NOTE 1)
                                                              -----------   -------------
ASSETS
Current assets
  Cash and cash equivalents.................................    $ 4,779        $ 3,675
  Accounts receivable.......................................      3,826          3,895
  Inventory.................................................      2,091          1,238
  Prepaid income taxes......................................         --            245
  Deferred tax assets.......................................        229            229
  Prepaid expenses..........................................        100             72
                                                                -------        -------
      Total current assets..................................     11,025          9,354
Property and equipment, net.................................      1,970          1,707
Other assets................................................         40             45
                                                                -------        -------
      Total assets..........................................    $13,035        $11,106
                                                                =======        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $ 1,021        $   628
  Dividends payable.........................................         --            413
  Accrued payroll...........................................        753          1,038
  Accrued research and development..........................        613            613
  Accrued royalties.........................................        269            258
  Accrued income taxes......................................        605             --
  Accrued liabilities--other................................        201             92
                                                                -------        -------
      Total liabilities.....................................      3,462          3,042
                                                                -------        -------
Stockholders' equity:
  Common stock..............................................      3,357          3,357
  Retained earnings.........................................      6,216          4,707
                                                                -------        -------
      Total stockholders' equity............................      9,573          8,064
                                                                -------        -------
      Total liabilities and stockholders' equity............    $13,035        $11,106
                                                                =======        =======

    The accompanying notes are an integral part of these condensed financial statements.

                            WYNTEK DIAGNOSTICS, INC.
                         CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 THREE MONTHS
                                                                ENDED MARCH 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Sales revenue...............................................   $5,855     $4,707
Cost of goods sold..........................................    2,208      2,221
                                                               ------     ------
Gross profit................................................    3,647      2,486
                                                               ------     ------
Operating expenses:
  Selling and delivery......................................      562        200
  Research and development..................................      490        804
  General and administrative--other                               302        210
                                                               ------     ------
      Total operating expenses..............................    1,354      1,214
                                                               ------     ------
Income from operations......................................    2,293      1,272
Interest income.............................................       66         44
                                                               ------     ------
Income before provision for income taxes....................    2,359      1,316
Provision for income taxes..................................      850        474
                                                               ------     ------
Net income..................................................   $1,509     $  842
                                                               ======     ======
Earnings per share:
  Basic.....................................................   $  .37     $  .21
                                                               ======     ======
  Diluted...................................................   $  .34     $  .19
                                                               ======     ======

    The accompanying notes are an integral part of these condensed financial statements.

                            WYNTEK DIAGNOSTICS, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                 THREE MONTHS
                                                                ENDED MARCH 31
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Cash flows provided by operating activities:
  Net income................................................   $1,509    $   842
  Adjustments to reconcile net income to cash provided by
    operating activities:
      Depreciation and amortization.........................       91         72
      Changes in assets and liabilities:
        Accounts receivable.................................       69     (1,444)
        Inventory...........................................     (852)       (56)
        Prepaid expenses and other assets...................      (24)      (132)
        Accounts payable....................................      394        (45)
        Accrued research and development....................       --        213
        Accrued expenses and other liabilities..............      271      1,023
                                                               ------    -------
          Cash provided by operating activities.............    1,458        473
                                                               ------    -------
Cash flows were used by investing activities for property
  additions.................................................     (354)      (157)
                                                               ------    -------
Increase in cash and cash equivalents.......................    1,104        316
Cash and cash equivalents--beginning of period..............    3,675      2,591
                                                               ------    -------
Cash and cash equivalents--end of period....................   $4,779    $ 2,907
                                                               ======    =======

    The accompanying notes are an integral part of these condensed financial statements.

                            WYNTEK DIAGNOSTICS, INC.
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1--DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    Wyntek Diagnostics, Inc. (the "Company") is located in San Diego, California and was incorporated in the state of California in October, 1994 with the goal of becoming the recognized leader in supplying low cost, high quality, point-of-care medical diagnostics/supplies worldwide. As of March 31, 2001, the Company had received approval for the sale and distribution of several diagnostics tests and was in the process of developing other diagnostic products.

    The condensed financial statements of the Company for the three-month period ended March 31, 2001 have been prepared by the Company without audit by the Company's independent auditors. In the opinion of the Company's management, all adjustments necessary to present fairly the financial position, results of operations, and cash flows of the Company as of March 31, 2001 and the period then ended have been made. Those adjustments consist only of normal and recurring adjustments. The condensed balance sheet of the Company as of December 31, 2000 has been derived from the audited balance sheet of the Company as of that date.

    Certain note disclosures normally included in the Company's annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed financial statements should be read in conjunction with a reading of the Company's 2000 and 1999 financial statements and notes thereto.

    The results of operations for the three-month period ended March 31, 2001 are not necessarily indicative of the results expected for the full year.

    Net income and comprehensive income are the same for both periods.

    On January 1, 2001, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS Nos. 137 and 138. SFAS No. 133 had no impact on the Company's financial statements upon adoption.

NOTE 2--INVENTORIES

    Inventory is stated at the lower of cost or market using the first-in, first-out method. The composition of inventories was as follows:

                                                      MARCH 31,    DECEMBER 31,
                                                         2001          2000
                                                      ----------   ------------
Raw materials.......................................  $1,518,765    $  939,243
Work-in-process.....................................     416,710       253,767
Finished goods......................................     155,219        45,724
                                                      ----------    ----------
                                                      $2,090,694    $1,238,734
                                                      ==========    ==========

NOTE 3--EARNINGS PER SHARE

    Basic earnings per share for each period is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflects the dilutive effect of additional shares of common stock that could be issued upon the exercise of outstanding stock options, as more fully described in the notes to the Company's 2000 and 1999 financial statements.

                            WYNTEK DIAGNOSTICS, INC.
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)

NOTE 3--EARNINGS PER SHARE (CONTINUED)
    The following shows the determination of income for the purpose of earnings per share computations (in thousands):

                                                                 THREE MONTHS
                                                                ENDED MARCH 31
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Net income..................................................   $1,509      $842
                                                               ======      ====

    The following shows the determination of number of shares used in the earnings per share computations (in thousands):

                                                                THREE MONTHS
                                                               ENDED MARCH 31
                                                             -------------------
                                                               2001       2000
                                                             --------   --------
Weighted average number of shares outstanding..............   4,125      4,106
Net number of shares issued on the assumed exercise of
  stock options............................................     362        356
                                                              -----      -----
Number of shares used in the computation of diluted
  earnings
  per share................................................   4,487      4,462
                                                              =====      =====